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                                                                    EXHIBIT 21.0
                                 SUBSIDIARIES

The following is a list of Subsidiaries of BJ's Wholesale Club, Inc. as of March 31, 2001:

1. BJ's Wholesale Club, Inc. owns 100% of the outstanding shares of the following corporations:


                                                  Jurisdiction
                                                  ------------
     Natick Security Corp.                        Massachusetts
     BJ's Northeast Operating Corp.               Delaware
     BJ's Export Inc.                             Barbados
     BJ's MA Distribution Center, Inc.            Massachusetts
     Mormax Beverages Corp.                       Delaware
     CWC Beverages Corp.                          Connecticut
     FWC Beverages Corp.                          Florida
     JWC Beverages Corp.                          New Jersey
     RWC Beverages Corp.                          Rhode Island
     YWC Beverages Corp.                          New York
     Mormax Corporation                           Massachusetts
     Natick First Realty Corp.                    Connecticut
     Natick Realty Holdings, Inc.                 Maryland
     Natick 1998 Realty Holdings, Inc.            Maryland
     BJ's Atlantic Distribution Center, Inc.      Pennsylvania
     Strathmore Holdings, Inc.                    Delaware

2. Strathmore Holdings, Inc. is the sole general partner, owning 1%, and BJ's owns a 99% limited partnership in:

                                                  Jurisdiction
                                                  ------------
     Strathmore Partners LP                       Delaware

3. BJ's Atlantic Distribution Center, Inc. owns 100% of the outstanding shares of the following trust:

                                                  Jurisdiction
                                                  ------------
     BJ's Northeast Business Trust                Massachusetts

4. BJ's Northeast Business Trust owns 100% of the outstanding shares of common stock of the following corporation:

                                                 Jurisdiction
                                                 ------------
     Natick Realty, Inc.                         Maryland

5. Natick Realty, Inc. owns 100% of the outstanding shares of the following corporations:

                                                Jurisdiction
                                                ------------
     Natick Second Realty Corp.                 Massachusetts
     Natick NJ Flemington Realty Corp.          New Jersey
     Natick Fourth Realty Corp.                 New Jersey
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                                                  Jurisdiction
                                                  ------------
     Natick Fifth Realty Corp.                    Maryland
     Natick Sixth Realty Corp.                    Connecticut
     Natick NH Realty Corp.                       New Hampshire
     Natick NY Realty Corp.                       New York
     Natick MA Realty Corp.                       Massachusetts
     Natick VA Realty Corp.                       Virginia
     Natick NY 1992 Realty Corp.                  New York
     Natick Portsmouth Realty Corp.               New Hampshire
     Natick NJ Realty Corp.                       New Jersey
     Natick NJ 1993 Realty Corp.                  New Jersey
     Natick CT Realty Corp.                       Connecticut
     Natick ME 1995 Realty Corp.                  Maine
     Natick NY 1995 Realty Corp.                  New York
     Natick NH 1994 Realty Corp.                  New Hampshire
     Natick MA 1995 Realty Corp.                  Massachusetts
     Natick Yorktown Realty Corp.                 New York
     Natick Waterford Realty Corp.                Connecticut
     Natick Sennett Realty Corp.                  New York
     Natick Bowie Realty Corp.                    Maryland
     Natick NY College Point Realty Corp.         New York
     Mercer Mortgage Holdings, Inc.               Delaware
     Natick SC Greenville Realty Corp.            South Carolina
     Natick NC Mooresville Realty Corp.           North Carolina
     Natick MD Lexington Park Realty Corp.        Maryland
     Natick CT Derby Realty Corp.                 Connecticut
     Natick MD Westminster Realty Corp.           Maryland
     Natick NY Freeport Realty Corp.              New York
     Natick VA Mechanicsville Realty Corp.        Virginia
     Natick NJ Hamilton Township Realty Corp.     New Jersey

6. Natick Realty, Inc. owns 100% of the outstanding shares of the following business trusts:

                                                  Jurisdiction
                                                  ------------
     Natick PA Realty Business Trust              Pennsylvania
     Natick PA 1995 Realty Business Trust         Pennsylvania
     Natick Lancaster Realty Business Trust       Pennsylvania
     Natick PA Plymouth Realty Business Trust Pennsylvania Natick PA Stroudsburg Realty Business Trust Pennsylvania